UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 24, 2006

Starwood Hotels & Resorts Worldwide, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-7959	52-1193298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1111 Westchester Avenue, White Plains, New York		10604
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(914) 640-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Starwood Hotels & Resorts
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-6828	52-0901263
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1111 Westchester Avenue, White Plains, New York		10604
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(914) 640-8100

n/a
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 24, 2006, Starwood Hotels & Resorts Worldwide, Inc. (the "Company") entered into an amendment (the "Amendment") to the Master Agreement and Plan of Merger, dated as of November 14, 2005, among the Company, Host Marriott Corporation ("Host") and the other parties thereto. Pursuant to the amendment to the agreement, among other things, (i) the three hotels in Canada will not be included in the transaction, (ii) the $600 million of senior notes issued by Sheraton Holding Corporation will not be assumed by Host but will be assumed by the Company, and (iii) the closing of certain hotels in Europe will be deferred.

As a result of the exclusion of the Canadian hotels, the overall purchase price for the transaction has been reduced by approximately $276 million. The adjustment will be made to the cash portion of the transaction consideration paid to the Company. As a result of the assumption of the senior noted by Starwood, the cash portion of the purchase price will be increased by $600 million.

The closing of five of the hotels included in the transaction located in Europe will be deferred and will not be included in the initial closing of the transaction. The acquisition of four of the hotels is expected to occur as soon as practicable following the satisfaction of the conditions to closing. It is expected that four of the hotels will close in May 2006 and the acquisition of the fifth hotel, The Westin Europa & Regina in Venice, Italy, is expected to occur in June 2006.

A copy of the Amendment is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1 Amendment dated March 24, 2006, to the Master Agreement and Plan of Merger dated November 14, 2005, by and among Host Marriott Corporation, Host Marriott, L.P., Horizon Supernova Merger Sub, L.L.C., Horizon SLT Merger Sub, L.P., Starwood Hotels & Resorts Worldwide, Inc., Starwood Hotels & Resorts, Sheraton Holding Corporation and SLT Realty Limited Partnership.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starwood Hotels & Resorts Worldwide, Inc.

March 29, 2006	By:	Kenneth S. Siegel

Name: Kenneth S. Siegel
Title: Chief Administrative Officer, Executive Vice President, General Counsel & Secretary

Starwood Hotels & Resorts

March 29, 2006	By:	Kenneth S. Siegel

Name: Kenneth S. Siegel
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

2.1	Amendment dated March 24, 2006, to the Master Agreement and Plan of Merger dated November 14, 2005, by and among Host Marriott Corporation, Host Marriott, L.P., Horizon Supernova Merger Sub, L.L.C., Horizon SLT Merger Sub, L.P., Starwood Hotels & Resorts Worldwide, Inc., Starwood Hotels & Resorts, Sheraton Holding Corporation and SLT Realty Limited Partnership.